Exhibit 99.1

Spherix Sets Record Date for Dividend Distribution

New York, NY, October 11, 2019 /PRNewswire/ Spherix Incorporated (Nasdaq: SPEX) today announced that on October 2, 2019, the Board of Directors of Spherix Incorporated (“Spherix”) approved a distribution to Spherix stockholders of 100,000 shares of Hoth Therapeutics, Inc. (“Hoth”) held by Spherix.

Each Spherix stockholder will be entitled to receive one (1) share of Hoth common stock for every twenty-nine (29) shares of Spherix common stock held as of 5 p.m. Eastern Time on October 21, 2019, the record date. Spherix will not distribute fractional shares of Hoth common stock, and any fractional shares will be rounded down to the nearest whole share.

Spherix stockholders do not need to take any action to receive the shares of Hoth common stock, other than be a shareholder of record on October 21, 2019. Spherix stockholders do not need to pay any consideration for, surrender or exchange shares of Spherix common stock.

Mr. Anthony Hayes, CEO of Spherix stated, “Returning capital to shareholders is an important part of our strategy, and the distribution of a portion of our holdings in Hoth is the first step in this endeavor. We continue to work towards becoming a diversified biopharmaceutical company with a compelling portfolio of potential compounds to develop and commercialize.”

About Spherix

Spherix Incorporated is a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company.

Our activities generally include the acquisition and development of technology through internal or external research and development. In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad. We may alone, or in conjunction with others, develop products and processes associated with technology development. Recently, the Company has invested in and helped develop technology with Hoth Therapeutics, Inc., DatChat, Inc. and entered into an agreement to acquire certain technology assets from CBM BioPharma, Inc.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding Spherix’s and CBM’s industry, future events, the proposed transaction between the parties to the Asset Purchase Agreement, the estimated or anticipated future results and benefits of the Company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Spherix’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding the businesses of Spherix and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Spherix or CBM operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Spherix or CBM operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the assets of CBM; uncertainty as to the long-term value of Spherix’s common stock; those discussed in the Spherix’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other documents of Spherix on file with the SEC or in the registration statement that will be filed with the SEC by Spherix. There may be additional risks that Spherix presently does not know or that Spherix currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Spherix’s expectations, plans or forecasts of future events and views as of the date of this communication. Spherix anticipates that subsequent events and developments will cause Spherix’s assessments to change. However, while Spherix may elect to update these forward- looking statements at some point in the future, Spherix specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spherix’s assessments as of any date subsequent to the date of this communication.

Contact:

Investor Relations:	Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com

Spherix:	Phone: 212-745-1373

Email: investorrelations@spherix.com

www.spherix.com